Exhibit 99.2

May 12, 2008 NYSE: IMB IndyMac Bancorp, Inc. First Quarter Review imb IndymacBank(R)

1 NYSE: IMB Forward-looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. Examples include forecasts of continued declines in credit costs and overall losses for the remainder of 2008, the anticipation that the deferral/suspension of the interest/dividends will be temporary, improving capital ratios and our expectation to remain well-capitalized. Words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “forecast,” “intend,” “goal,” “target,” and similar expressions, as well as future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may,” identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including: the effect of economic and market conditions including, but not limited to, recent disruptions in the housing and credit markets, including the level of housing prices, industry volumes and margins; the level and volatility of interest rates; Indymac’s hedging strategies, hedge effectiveness and overall asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the implementation of new accounting pronouncements and guidance; the various credit risks associated with our loans and other financial assets, including increased credit losses due to demand trends in the economy and the real estate market and increased delinquency rates of borrowers; the adequacy of credit reserves and the assumptions underlying them; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac’s lenders (in particular, the Federal Home Loan Bank), loan sales, securitizations, deposits and all other sources used to fund mortgage loan originations and portfolio investments; and the execution of Indymac’s business and growth plans and its ability to gain market share in a significant and turbulent market transition. Additional risk factors include the impact of disruptions triggered by natural disasters; pending or future legislation, regulations and regulatory action, or litigation, and factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. Indymac does not undertake to update or revise forward-looking statements to reflect the impact of circumstances for events that arise after the date the forward-looking statements are made. imb IndymacBank(SM) www.indymacbank.com - Raise your expectations.(R) NYSE: IMB

2 NYSE: IMB Outline Overview Of Q1 08 Results Capital Liquidity MBS Valuation Asset Quality And Reserves Forecast

3 NYSE: IMB Our overall net loss of $184 million is down 64% from Q4 07 and 9% from Q3 07. We are forecasting a further 68% decline in our net loss from Q1 08 to Q2 08 and an 89% decline from Q1 08 to Q4 08. Thus, our losses for the remainder of 2008 are manageable. Our net loss from exited or discontinued businesses of $84 million is down 65% from Q4 07. Excluding restructuring expenses in Q1 08, this net loss would have been down 83%. We cut our mortgage production loss to $17.3 million in Q1 08, a 66% improvement from Q4 07. We project mortgage production being at roughly break even in Q2 08 and modestly profitable in the 2nd half of 2008. Positives And Negatives In The Quarter Earnings We do not expect that Indymac will be able to return to overall profitability until the current decline in home prices decelerates. As it is uncertain when this will happen, we are not currently forecasting a return to profitability in 2008. We took a significant hit to GAAP shareholders’ equity and earnings as a result of temporary/unrealized “fair value marks” on our Prime Jumbo and Alt-A investment grade MBS portfolio; taking $443 million pre-tax or $271 million after-tax in Q1 08 ($39 million after-tax through earnings for the trading MBS portfolio and $232 million after-tax for AFS taken through OCI). Cumulative temporary/unrealized pre-tax write-downs of this portfolio total $668 million or $408 million after-tax ($60 million for the trading MBS portfolio and $348 million for AFS taken through OCI) and would result in adjusted common shareholders’ equity of $1,367 million, or $15.56 per share. Our bank capital levels continue to exceed the levels defined as ‘well capitalized’ by our regulators. The Bancorp contributed $88 million to the Bank during Q1 08. We forecast remaining well capitalized and improving our capital ratios throughout 2008. We exceeded the 1 times servicing cap limit and were required to punitively deduct $117 million from core and risk-based capital. As a result of our loss, the servicing cap penalty and the ALLL limitation, our total risk-based capital ratio of 10.26% at 3/31/08 is close to the well capitalized minimum. There are scenarios where we could be adequately capitalized during this crisis; regulatory response to being adequately capitalized is not known. We have informally committed to our regulators to raise our capital ratios back up to 7% core and 11% total risk-based as soon as possible, and, as a result, we continue to raise dilutive capital through our DSPP and explore other capital raising alternatives. Capital

4 NYSE: IMB Positives And Negatives In The Quarter (Cont.) Pre-tax credit costs of $249 million declined 71% from Q4 07 and 39% from Q3 07. Total credit reserves are $2.7 billion at 3/31/08. Actual realized credit losses during Q1 totaled $334 million, such that reserves equate to 8.0 times current quarterly realized credit losses. NPAs have continued to rise to $2.1 billion or 6.51% at 3/31/08, but at a slowing rate: 39% increase Q4 07 to Q1 08 vs. 82% Q3 07 to Q4 07. NPA growth projected to decline to 21% rise in Q2 08, 6% rise in Q3 08, and 0.4% rise in Q4 08 and then decline in 2009. On 4/23/08 Moody’s downgraded 165 Indymac bonds to non-investment grade, of which we owned 20, and on 4/28/08 S&P downgraded 251 Indymac bonds, of which we owned 13. The combination of these two downgrades resulted in a $9.5 million pre-tax loss in Q1 08 and a $17.3 million pre-tax loss and $112 million decrease to risk-based capital in Q2 08 (which has been factored into our forecast). Asset Quality Liquidity We have $4.1 billion of operating liquidity at 3/31/08, the same as we had at 3/31/07 when we had 3 times the loan volume. Our current GSE/FHA/VA-dominated production is far more liquid, and we have no capital markets funding sources today vs. roughly $3 billion last year. Our weighted average cost of funds is down 34 bps from 12/31/07 and on a spot basis, down 56 bps, much less than the decline in short-term interest rates during the quarter. This hurt our thrift NIM which is down to 2.09% in Q1 08 from 2.33% in Q4 07 as a result of deposits traditionally lagging short-term rates and competition for deposits given lack of liquidity in the market.

Loss Down 64% Quarter Over Quarter, Driven By Credit Cost Decline of 70%. Excluding Unrealized Fair Value Marks On Trading Portfolio MBS and Restructuring Loss; Loss Would Have Been $101 Million Or Down 80% From Prior Quarter

Q1 08 Loss
($184) million; ($2.27) EPS



Restructuring/ Severance Costs $44 million; ($0.54) EPS
Unrealized Fair Value Marks on Trading Investment Grade MBS $39 million; ($0.48) EPS
Credit Costs $152 million; ($1.87) EPS

Q4 07 Loss
($509) million; ($6.43) EPS



Severance Costs $3 million; ($0.03) EPS
Unrealized Fair Value Marks on Trading Investment Grade MBS $20 million; ($0.25) EPS
Credit Costs $526 million; ($6.64) EPS

Q3 07 Loss
($202) million; ($2.77) EPS



Severance Costs $17 million; ($0.23) EPS
Credit Costs $248 million; ($3.40) EPS

Excluding above items, after tax income would have been $50 million, or $0.62 per share

	Q1 08			Q4 07			Q1 07		
($ in millions, except per share amounts)	Earnings	Avg. Capital	ROE	Earnings	Avg. Capital	ROE	Earnings	Avg. Capital	ROE
Continuing Business Segments									
Mortgage Production	$ (17)	$ 196	-36%	$ (51)	$ 352	-57%	$ 43	$ 440	40%
Mortgage Servicing and Retention	20	349	23%	39	365	43%	25	332	30%
Commercial & Overhead	(10)	30	N/A	(18)	33	N/A	(10)	7	N/A
Mortgage Banking Total	(8)	575	-6%	(30)	750	-16%	58	779	30%
Thrift	(64)	668	-38%	(186)	703	-105%	18	619	12%
Treasury & Deposits	(5)	2	N/A	(13)	2	N/A	(4)	2	N/A
Eliminations	3	-	N/A	(13)	-	N/A	(3)	-	N/A
Total Operating Results	(75)	1,244	-24%	(241)	1,455	-66%	69	1,400	20%
Corporate Overhead	(25)	(91)	N/A	(28)	28	N/A	(29)	160	N/A
Total Earnings, Capital and ROE	(100)	1,153	-35%	(269)	1,483	-72%	40	1,561	10%
Discontinued Business Segments	(41)	142	-240%	(237)	262	-364%	13	472	11%
Restructuring Charges/Severance	(44)	N/A	N/A	(3)	N/A	N/A	-	N/A	N/A
Total Company	$ (184)	$ 1,295	-57%	$ (509)	$ 1,745	-116%	$ 52	$ 2,033	10%
Total Company EPS	$ (2.27)			$ (6.43)			$ 0.70		

imb IndymacBank™
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As A Result Of Raising $676 Million Of Capital In 2007 And $97 Million In 2008 To-Date, We Remain Well Capitalized Despite The Q1 08 Loss And Higher Capital Charge On MSRs And We Have A Realistic Plan That We Expect To Bolster Capital Ratios Further In 2008



2007
Q1 2008
Forecast Q2 2008
($ in millions)
$2,102
$676
($588)²
($177)
$2,013
($179)(2)
$88
($84)
$1,838
($53)(2)
$73
$43
$1,901
01/01/07 Bank Core Capital
Capital Raised 2007(1)
Net Loss
Dividends & Other Adj.
12/31/07 Bank Core Capital
Net Loss Q1 08
Capital Contribution From Bancorp (1) Q1 '08
Change in MSR Punitive Capital
03/31/08 Bank Core Capital
Net Loss Q2 08
Capital Contribution From Bancorp (1) Q2 '08
Change in MSR Punitive Capital
06/30/08 Bank Core Capital

(1) The holding company raised a total of $176 million of common equity and trust preferred securities and contributed the proceeds to the Bank during 2007. In the first quarter of 2008, the holding company raised $39mm through the Direct Stock Purchase Plan (DSPP) and contributed $88million to the Bank using the new capital plus cash available.

(2) Lower than the consolidated loss as it excludes the holding company cost of the Trust Preferred.

Capital Ratios	Regulatory Capital Definitions			IndyMac			Avg. of Top 3 USA Banks*	Top USA Thrift**
	Thrift		Bank Holding Company Minimum Standard					
Thrift / Bank HC	Adequately Capitalized	Well Capitalized		Actual 03/31/08	Forecast 06/30/08	Forecast 12/31/08	03/31/08	03/31/08
Tier 1 Core / Leverage	4.00%	5.00%	4.00%	5.74%	6.34%	7.04%	5.30%	6.94%
Tier 1 Risk-Based / Tier 1 Capital	4.00%	6.00%	4.00%	9.00%	9.15%	10.15%	7.84%	8.11%
Total Risk-Based / Total Capital	8.00%	10.00%	8.00%	10.26%	10.41%	11.41%	11.80%	12.20%

* Top 3 US Banks: Citigroup, JPMorgan Chase and Bank of America

** Top USA Thrift: Washington Mutual

imb IndymacBank
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7 NYSE: IMB Regulatory Capital Ratios Are Being Impacted By Servicing Cap And General Loan Loss Reserve Limitations To Regulatory Capital 11.36% 10.79% 10.26% Total Risk-Based / Total Capital 9.47% 9.53% 9.00% Tier 1 Risk-Based / Tier 1 Capital 6.07% 6.07% 5.74% Tier 1 Core / Leverage Excluding Servicing Cap 1 Times Limit And General Loan Loss Reserves Limit Excluding Servicing Cap 1 Times Limit As Reported 3/31/08 Our capital ratios at March 31, 2008 reflect a capital penalty of $117 million which is deducted from all the capital ratios for our mortgage servicing rights (MSR) that exceed our Tier 1 core capital and excludes general loan loss reserves that exceeds 1.25% of our risk weighted assets. As the last major independent home lender, we are likely the only financial institution subject to the MSR cap. A cap that does not make much “Safety and Soundness” sense given this asset has no credit risk, we have a long track record of successfully hedging this asset and earning strong and consistent returns over many years in volatile interest rate environments, and it is our best earning asset during this period. As a result of building significant loan loss reserves in advance of actual losses, we have $121 million of general reserves in excess of the 1.25% cap, in addition to significant credit discounts of $481 million ($138 million on current loans) embedded in the valuation of our loans to absorb credit losses.

8 NYSE: IMB GAAP Common Shareholders’ Equity And Thrift Regulatory Capital Are Understated Due To Temporary Unrealized Fair Value Marks On Investment Grade MBS Portfolio And Servicing Cap Penalty Thrift Regulatory Capital Bancorp Common Shareholders’ Equity As of 3/31/08 ($ in millions) Core Tier 1 Regulatory Capital $1,838 Add back: Cumulative Temporary Unrealized Fair Value Marks On Trading MBS 60(2) 1 Times MSR Capital Penalty 117 Adjusted Regulatory Capital $2,015 Core Tier 1 Regulatory Capital at 12/31/06 $2,102 As of 3/31/08 ($ in millions) Common Shareholders’ Equity $959(1) Add back: Cumulative Temporary Unrealized Fair Value Marks On Trading MBS 60 Cumulative Temporary Unrealized Fair Value Marks on Available for Sale MBS in Other Comprehensive Income 348 Adjusted Common Shareholders’ Equity $1,367(1) GAAP book value per share as reported $10.92 Adjusted book value per share $15.56 (1) Excludes $441 million of trust preferred securities classified as debt and $491 million of bank preferred stock classified as minority interest. (2) If this were added back to Indymac Bank’s earnings and capital, in addition to the issues discussed on page 7, our capital ratios would be higher at 6.25%, 9.79% and 11.68% for Core, Tier 1 risk-based and total risk-based, respectively.

9 NYSE: IMB Temporary Deferral Of Interest Payments On Bancorp Trust Preferred Securities And Suspension Of Bank Preferred Dividend Payments Is A Prudent Safety And Soundness Move Indymac has contractual right to defer interest payments on Bancorp Trust Preferred securities for up to 20 quarters and suspend Bank Preferred dividends indefinitely This temporary suspension allows Bank to “raise” $72 million of capital per year (Bank saves $42.5 million a year in Bank Preferred and improves earnings by this amount and Bancorp can contribute $29.5 million a year more to Bank) Common shareholders already are incurring dilution as we raise common equity through the Direct Stock Purchase Plan (DSPP); it is time that preferred holders temporarily share in helping keep Indymac safe and sound This is temporary. Once we return to solid profitability, we will pay all deferred interest payments on Bancorp Trust Preferred securities and resume the Bank Preferred dividends

10 NYSE: IMB Net Capital “Raised” (1) Indymac targets to maintain capital ratios at 7% core and 11% risk bas ed. T his analysis assumes these ratios respectively in determining the capital “raised.” Focusing On Safety And Soundness, We Began Raising Capital Via Our DSPP In Q1 08, That Combined With The Balance Sheet Shrinkage And Suspension Of All Dividends (Interest On Trust Preferred) Will Raise Our Capital Ratios To 7% And 11% By Year End Year End 2006 Year End 2007 Balance Sheet Reduction Net Income 7.39% 0.76% 6.24% (0.28%) 7.04% 5% Well Capitalized Minimum Tier 1 Core Capital Ratio Capital Cushion Equals $653 million $199 million Projected Year End 2008 11% 7% Net Portfolio Runoff/Sales “Raised” Risk-Based Capital (1) “Raised” Core Capital (1) Balance ($ in millions) 8 10 (144) Other Assets 11 7 (103) Homebuilder Construction 91 115 (1,648) Consumer Construction & Lot $160 $218 $29,193 Projected Total Assets (12/31/08) 39 49 (701) SFR Mortgage Loans Held For Investment $11 $36 (516) MBS $32,305 Total Assets (03/31/08) $359 $417 199 199 Projected capital raised via DSPP $474 $532 Total forecasted improvement in capital in 2008 115 115 Elimination of common & preferred dividends 5.74% Q1 ‘08 $218 million 0.82% Capital Contributions From Bancorp

11 NYSE: IMB Indymac Continues To Maintain Strong Operating Liquidity 0.6 1.0 1.3 Federal Reserve Bank 0.3 - - Asset Backed $4.0 $6.3 $4.1 Total Operating Liquidity 1.5 1.0 0.6 Committed Reverse Repurchase Agreements 1.0 3.8 1.5 Federal Home Loan Bank $0.6 $0.5 $0.7 Cash on hand 3/31/07 12/31/07 3/31/08 Total Operating Liquidity ($ in billions) Decline from 12/31/07 reflects wider lending margins imposed by the FHLB on assets pledged Total available liquidity at 3/31/08 is roughly equal to liquidity at 3/31/07 Our liquidity needs are lower today due to: – Last year we had roughly two times the mortgage production as we currently have – Our current production is more liquid with ~90% now being saleable to the GSEs/FHA/VA – Last year we had $3 billion of capital markets funding (reverse repurchase agreements and commercial paper). This year we have none

12 NYSE: IMB 1.0 1.3 Common Equity $32.3 $32.7 Total Liabilities and Equity (0.56%) 4.36% $29.9 4.92% $29.7 Total Borrowings 1.0 0.5 1.2 0.5 Other Liabilities Bank Perpetual Preferred Stock (2) 0.7 11.2 $17.8 Balance As of 12/31/07 6.24% 4.98% 4.84% W/A Coupon 0.6 10.4 $18.9 Balance As of 03/31/08 5.74% 4.48% 4.26% W/A Coupon Structured Notes / Trust Preferred Federal Home Loan Bank Deposits (1) ($ in billions) Change (0.50%) (0.50%) (0.58%) W/A Coupon We Continue To Have A Stable Funding Base Of Deposits, FHLB Advances, Long-Term Debt And Equity 4.36% 4.83% 4.92% 5.17% Total Borrowings 6.51% 5.04% 5.17% Average Q4 07 6.24% 4.98% 4.84% Spot 12/31 5.13% 4.80% 4.84% Average Q1 08 5.74% 4.48% 4.26% Spot 3/31 Structured Notes / Trust Preferred Federal Home Loan Bank Deposits (1) (1) Over 95% of deposits are FDIC insured. (2) 8.5% coupon non-tax deductible.

Indymac Recognized $443 Million Of Temporary Unrealized Losses On Its Investment Grade MBS Portfolio In Q1 08 As A Result Of The Requirement To Value This Portfolio At Fair Value Under SFAS 157 And The Panicked And Disrupted Market For MBS Securities, Including The Inability Of Non-Depositories To Lever Non-Agency MBS

Non-Agency Investment Grade MBS ($ in millions)	Prime Jumbo AFS	Prime Jumbo Trading	Alt-A AFS	Alt-A Trading	HELOC/Lot AFS	HELOC/Lot Trading	Total AFS	Total Trading	Total
Fair Market Value At 12/31/07	$2,884	$219	$2,882	$556	$229	$12	$5,995	$786	$6,781
Net Additions And P&I Payments	(267)	(5)	98	(11)	(23)	-	(192)	(16)	(208)
Downgrades To Non-Investment Grade	-	-	(36)	(33)	(3)	-	(39)	(33)	(72)
Other Than Temporary Impairment	(1)	-	(11)	-	-	-	(12)	-	(12)
Temporary Unrealized Loss	(64)	(15)	(315)	(43)	-	(6)	(379)	(64)	(443)
Fair Market Value At 03/31/08	$2,553	$199	$2,618	$469	$202	$6	$5,373	$674	$6,047
Price At 3/31/08							90.67	84.15	89.90

*See appendix pages 34-35 for reconciliation and detail of prices and ratings.

Q1 08 Income Statement Impact (in millions)	
AFS Other Than Temporary Impairment	($12)
AFS Temporary Unrealized Loss	-
Trading Temporary Unrealized Loss	(64)
Total Pre-Tax	($76)
Total After-Tax	($46)
Per Share Impact	($0.57)

Change In Book Value In Q1 08 From Temporary Unrealized Losses	
Total Temporary Unrealized Loss Pre-Tax	($443)
Total Temporary Unrealized Loss After-Tax	(271)
Per Share Impact	$3.09

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14 NYSE: IMB Indymac Believes That 03/31/07 GAAP Fair Market Value Dramatically Understates The Economic Value Of Its Investment Grade MBS Portfolio Total BBB A AA AAA Rating 162% 89.90 $6,047 100% $6,727 112% 10% 51.22 67 1.4% 131 125% 5% 62.20 95 2.5% 153 202% 2% 74.34 416 6.8% 559 160% 2% 92.96 $5,469 89.3% $5,884 ROE Based on RBC and FMV (1) Regulatory Risk- Based Capital FMV Price Fair Market Value FMV as % of Total Face/ Par Value Total Non-Agency Investment Grade MBS As Of 03/31/08 $6,047 Fair Market Value at 3/31/08 (668) Cumulative Temporary Unrealized Loss (12) Cumulative Other Than Temporary Impairment $6,727 Total Face (Par) Value of Investment Grade MBS Trading MBS: $97 AFS MBS: $571 Cumulative Temporary Impact On: Equity: $408 (2) BV per share: $4.64 ($ in millions) (1) Assumes bonds suffer no credit losses, which is supported by analysis on page 15 (2) $408 million represents the $668 million realized loss after tax

15 NYSE: IMB We Are Confident That The $668 Million Cumulative Temporary Unrealized Loss Will Reverse Itself Over Time Based Upon The Performance Of The Underlying Collateral And The Credit Enhancement Below Indymac’s Bonds 785 bps 783 bps Average Credit Enhancement Subordinate To IMB’s Bonds 5.84% (2) 4.78% (2) 30+ Delinquencies 2.24% (2) 1.42% (2) Foreclosures 150 bps (1) 158 bps (1) Expected Cumulative Lifetime Losses Credit Protection/ Coverage Actual Cumulative Losses Weighted Average Life Fair Market Value 5.2 Times 5.0 Times 12 bps 10 bps 28 Months 25 Months $6,047 $6,781 03/31/08 12/31/07 Total Non-Agency Investment Grade MBS ($ in millions) (1) The expected cumulative lifetime loss decreased 8 bps due to seasoning of the portfolio. In addition, credit protection coverage of 785 bps increased to 5.2 times expected cumulative lifetime losses, thus the fair value should not rationally have declined by $443 million, especially with interest rates and Indymac’s funding costs declining. (2) The 30+ delinquency and foreclosure rates on the underlying collateral of these securities compares favorably to the National MBA averages at 12/31/07 of 6.30% and 2.04%, respectively.

16 NYSE: IMB Indymac’s Organizational Structure Was Realigned To Focus Top Management Attention On Credit Loss Prevention And Mitigation President Of Indymac Bank Is Focused Solely On This Area Chairman & Chief Executive Officer Indymac Mortgage Banking Group (MBG) MBG Management Committee Indmac Bank Credit Loss Mitigation Corporate Shared Services Managing Director Forward Mortgages, CEO On-Balance Sheet Discontinued Portfolios Accounting, Finance, and Treasury Chief Investment Officer Mortgage Servicing Rights MBS And Single Family Investment Portfolio People, I/T, and Administration Chief Risk Officer Managing Director, CEO Reverse Mortgages/ Financial Freedom Managing Director, Chief Operating Officer, MBG Managing Director, Chief Technology Officer, MBG Head of Capital Markets, MBG On-Balance Sheet Higher Risk & NPA SFR Portfolios Loan Servicing Chief Audit Executive Consumer Construction Builder Construction Off-Balance Sheet Repurchase & Recourse Liability General Counsel Consumer Deposits Secondary Marketing Counsel President, Indymac Bank

17 NYSE: IMB Indymac’s Delinquency And Foreclosure Trends Have Worsened At A Faster Rate Than Mortgage Industry Averages Primary Reason Is Indymac’s Servicing Portfolio Is Skewed To 2005-2007 (86%) Versus Industry At About 50% Indymac’s Alt-A Losses Are 38% Lower Than The Industry And 95% Lower Than Subprime Source: Mortgage Banker’s Association: National Delinquency Survey Source: First American Loan Performance ( 2002 – 2008 Vintages) Source: (1) FNMA Monthly Summary Report; (2) MBA National Delinquency Survey; (3) McDash Analytics, Inc; (4) First American Loan Performance 110 122 139 156 184 193 198 201 172 5.82 6.30 3.62 4.25 4.64 5.02 5.06 4.33 5.31 4.84 4.37 3.96 5.56 4.55 6.96 7.76 8.42 0 50 100 150 200 250 300 350 400 Q1 06 Q2 06 Q3 06 Q4 06 Q1 07 Q2 07 Q307 Q407 Mar 08 Total Serviced Portfolio ($ bn) 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 30+ DQ % Total Serviced UPB Industry 30+ DQ IMB 30+ DQ 30+ % Delinquency Trends for Indymac vs. Industry 1.19 1.28 2.04 0.42 0.55 0.82 1.41 0.98 0.99 1.40 1.05 1.69 0.33 1.00 0.45 2.08 2.59 0.00 0.50 1.00 1.50 2.00 2.50 3.00 Q1 06 Q2 06 Q3 06 Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 % FC Inventory (in units) Industry Foreclosure Rate IMB Foreclosure Rate Foreclosure % Trends for Indymac vs. Industry Loan Type 30+ DQ (MBA units) 90+ DQ (MBA units) Agency Conforming (1) not reported 0.90% Prime (2) 4.51% 1.67% HELOC (3) 5.94% 3.07% ALT-A (Indymac serviced Alt-A) 11.09% 5.05% ALT-A (Industry)(4) 12.31% 6.44% FHA (2) 16.44% 6.00% Subprime (4) 33.25% 18.65% Industry Delinquency Rates as of December 31, 2007 Original Balance Loss Amount Loss (bps) Original Balance Loss Amount Loss (bps) December 31, 2007 IndyMac 101,291 $ 82 $ 8 $ 15,146 $ 225 $ 149 $ INDUSTRY 1,419,327 1,458 13 1,696,616 22,508 155 September 30, 2007 IndyMac 100,011 $ 43 $ 4 $ 15,146 $ 151 $ 100 $ INDUSTRY 1,400,736 894 8 1,683,538 16,537 114 Alt-A Subprime Alt-A and Subprime Loss Experience ($ in millions)

18 NYSE: IMB Reserve Type Balance Sheet “Reserve” Balance Realized Credit Losses Balance Sheet “Reserve” Balance * Realized Credit Losses Mortgage Banking 1c Held-For-Sale - Total Loans 3,777 3 6 3,325 - 0.4 2 Secondary Market Reserve N/A 180 23 N/A 188 16 Thrift 3 Held-For-Investment - Total Loans 16,454 872 40 16,726 963 123 4 Non-Investment Grade and Residual Securities 272 1,262 80 319 1,407 156 5 Real Estate Owned 196 61 29 257 121 38 Total Credit “Reserves” $2,378 $179 $2,679 $ 334 Bank Capital $2,013 $1,826 Reserves / Bank Capital 118% 147% Q4 07 ($ in millions) Q1 08 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 ($ in millions) Forecast Credit Costs (at time of prior quarter earnings release) Actual Credit Costs Indymac’s Credit Costs Are Down 70% From Q4 07; Reserves Have Grown 13% And Are Still Over 8 Times Actual Q1 08 Credit Losses * Reserves include mark-to-market adjustments on loans held-for-sale, secondary marketing warranty reserve for sol d loans, allowance for loan losses and losses embedded in the value of loans transferred from loans held-for-sale to loans held-for-investment, undiscounted losses embedded in residual valuations and reserves on real-estate owned. Forecast vs. Actual Credit Costs 12 times 8 times 2 times ($ in thousands, except per share amounts) % Change CREDIT COSTS Q3 07 Q4 07 FY 2007 Q1 08 Q1 08 v. Q4 07 Mortgage Banking 1a. Held-for-Sale - Delinquent Loans 124,257 $ 71,690 $ 256,987 $ 877 $ -99% 1b. Held-for-Sale - Current Loans 69,717 139,369 209,086 - -100% 2. Secondary Market Reserve 32,008 144,623 232,536 24,600 -83% Total Production Costs 225,982 $ 355,682 $ 698,609 $ 25,477 $ -93% Thrift 3. Loans Held-for-Investment 98,279 $ 269,378 $ 395,548 $ 131,526 $ -51% 4. Non-Investment Grade and Residual Securities 72,814 208,716 312,654 44,420 -79% 5. Real Estate Owned 10,639 29,087 46,016 47,161 62% Total Pre Tax Credit Costs 407,715 $ 862,863 $ 1,452,827 $ 248,584 $ -71% Total Credit Costs After Tax 248,298 $ 525,484 $ 884,772 $ 151,885 $ -71% Per Share Impact of Credit Costs (3.40) $ (6.64) $ (11.91) $ (1.87) $ -72% Up 13%

Indymac's Balance Sheet Has $1.3 Billion In Reserves Set Aside For Future Credit Losses On Loans And $1.4 Billion Of Reserves Embedded In Non-investment Grade And Residual Securities

($ in millions)	3/31/2008 Assets	NPAs	Total Credit Reserves (1)	Credit Reserves/ NPAs	12/31/2007 Assets	NPAs	Total Credit Reserves (1)	Credit Reserves/ NPAs
Cash	$808				$562			
Federal Home Loan Bank Stock	679				676			
Investment Grade MBS								
AAA	5,363				6,099			
AA	562				458			
A	95				172			
BBB	66				97			
Other (2)	213				230			
Mortgage Servicing Rights	2,560				2,495			
Non-investment Grade/Residual MBS Securities	320		$1,407		272		$1,262	
Loans								
SFR mortgage	16,223	$1,160	729	63%	16,160	$756	644	85%
Consumer construction	2,166	135	30	22%	2,311	78	32	42%
Subdivision construction	852	552	204	37%	993	480	199	41%
Other commercial	327	0	0		369	0	0	
Real Estate Owned	257	257	121	47%	196	196	61	31%
Other assets	1,814				1,644			
Secondary Market Warranty Reserve			188				180	
Total Reserves Set Aside For Future Credit Losses On Loans		$2,104	1,272	60%		$1,510	1,116	74%
Total Assets And Reserves	$32,305		2,679		$32,734		2,378	

(1) Credit reserves consist of allowance for loan losses, losses embedded in loans held-for-sale and on loans transferred from held-for-sale to held-for-investment, undiscounted credit reserves embedded in non-investment grade and residual securities, REO reserves and Secondary Marketing Warranty reserves. Assets are shown net of related reserves.

(2) Prepayment penalty, late fee, interest-only, and principal-only securities imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 19

At 3/31/08 Indymac Has Accrued For 74% Of The Estimated Remaining Lifetime Losses In Its Held For Investment (HFI) Loan Portfolios And 100% Of The Loss Of Its Credit Impaired SFR Portfolio

($ in millions) Description	UPB	Lifetime Probability of Loss	Original LTV/CLTV	Expected Principal Only Loss Severity	Lifetime Loss %	Lifetime Loss $	Next 40 Loss $	3/31/08 Total Credit Reserves	3/31/08 Credit Marks on Transfers from HFS	3/31/08 Allowance for Loan Loss
Single Family:										
Non-Credit Impaired:										
1st Liens	$ 9,214	15.0%	75.7	19.2% (2)	2.9%	$ 265	$ 119	$ 119	$ -	$ 119
2nd Liens	1,462	16.5%	83.4	100.0%	16.5%	242	100	100	-	100
Disc Ops	28	68.1%	90.4	40.0%	27.2%	8	6	6	-	6
SubTotal	**$ 10,704**	**15.3%**	**76.8**	**30.3%**	**4.8%**	**$ 515**	**$ 225**	**$ 224**	**$ -**	**$ 225**
Credit Impaired:										
1st Liens	$ 2,246	47.0%	79.2	23.2% (2)	10.9%	$ 245	$ 149	$ 243	$ 233	$ 12
2nd Liens	636	41.0%	89.0	100.0%	41.0%	261	218	261	248	12
SubTotal	**$ 2,882**	**45.7%**	**81.4**	**40.1%**	**17.6%**	**$ 506**	**$ 367**	**$ 504**	**$ 481**	**$ 24**
TOTAL Single Family	**$ 13,586**	**21.8%**	**77.8**	**32.4%**	**7.5%**	**$ 1,021**	**$ 592**	**$ 729**	**$ 481**	**$ 249**
Builder Construction	**$ 1,060**	**88.9%**	**70.7**	**26.4%**	**23.5%**	**$ 249**	**$ 123**	**$ 204**	**$ -**	**$ 204**
Consumer Construction	**$ 2,193**	**6.7%**	**72.5**	**27.0%**	**1.8%**	**$ 40**	**$ 30**	**$ 30**	**$ -**	**$ 30**
Warehouse Lending	**$ 12**	**n/a**	**n/a**	**n/a**	**2.4%**	**$ 0.3**	**$ 0.3**	**$ 0.3**	**$ -**	**$ 0.3**
TOTAL HFI PORTFOLIO	$ 16,851	24.0%	76.6	31.3% (1)	7.8%	$ 1,310	$ 745	$ 963	$ 481	$ 483

1) The loss severity % is against principal only and does not include substantial lost interest. By regulation, Indymac reverses all accrued interest on loans at 90 days delinquent and places the loan in non-accrual.

2) Figure appears lower than normal due to the fact that many borrowers have obtained 2nd mortgages/HELOCS that have depleted their equity and so they are "walking away" from 75-90% LTV 1st mortgages and the loss severity is smaller for the 1st lien holder than normal.

Note: GAAP accounting does not require lifetime losses to be accrued at any formal measurement date … only known inherent losses; typically next 12 months to 18 months.

imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 20

21 NYSE: IMB Actual Repurchases In Q1 08 Declined 43% vs. Q4 07 And 87% vs. Peak; We Anticipate An Increase In Future Non-EPD Repurchases And Accrued $15 Million Supplemental For This Additional Exposure Repurchase Volume Repurchase Demands Q1 06 – Q1 08 Secondary Market Reserve Rollforward $ 3.9 mm = EPD Reserve $ 184.3 mm = Non-EPD Reserve Repurchase Volume $- $50 $100 $150 $200 $250 2005 2006 Q1 ‘07 Q2 ‘07 Q3 ‘07 Q4 ‘07 Q1 ‘08 $ in millions EPD NON-EPD $108 $194 $224 $220 $118 $51 $29 $- $100 $200 $300 $400 $500 $600 Q1 06 Q2 06 Q3 06 Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 ($ in millions) Non-EPD EPD $36 $71 $244 $161 $528 $221 $147 $147 $148 ($ in millions) Q1 07 Q4 07 Q1 08 Beginning Reserve Balance 33.9 $ 57.1 $ 179.8 $ Additions to Reserve for New Production 17.7 13.3 8.6 Other Additions / Reductions (2.0) (0.2) 1.0 Supplemental for High Risk Populations 15.9 131.6 15.0 Charge-offs / Transfers to HFS MTM (15.0) (21.9) (16.2) Ending Reserve 50.6 $ 179.8 $ 188.2 $

22 NYSE: IMB By March 2008, Indymac’s Product Cuts Have Reduced Credit Risk On S&P Production By 91% vs. Q1 07 While our production is evaluated using the Standard & Poor’s (“S&P”) 6.3 Levels model, the data is not audited or endorsed by S&P. S&P Levels Lifetime Loss Estimate of First Lien Mortgage Production by Quarter 0.17 0.23 2.00 1.95 1.90 1.86 1.02 0.73 0.43 0.00 0.50 1.00 1.50 2.00 2.50 Q2 06 Q3 06 Q4 06 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 Mar 08 S&P Level B 6.3 Q1 2007 Q4 2007 Q1 2008 Mar 2008 Evaluated Production ($MM) 21,804 $ 10,216 $ 8,182 $ 2,812 $ Avg Loan Size 315,231 $ 285,144 $ 285,125 $ 294,176 $ S&P Lifetime Loss 1.86% 0.43% 0.23% 0.17% LTV 74 76 70 68 CLTV 80 77 71 70 FICO 703 704 731 738 Product Prime/Alt-A 1st Liens 64% 99% 100% 100% Traditional Option ARM 8% 0% 0% 0% Flexpay Option ARM 4% 1% 0% 0% 80/20 Piggyback 1st Liens 19% 0% 0% 0% Subprime(1) 5% 0% 0% 0% Occupancy Type Primary Home 87% 90% 91% 93% Second Home 3% 4% 4% 4% Investment 10% 6% 5% 3% Documentation Type Full Doc 21% 53% 60% 69% Fast Forward 1% 16% 23% 21% Stated 53% 23% 13% 8% Other 25% 8% 3% 2% Geographic No. California 11% 7% 12% 14% So. California 29% 25% 25% 22% Other 60% 68% 64% 64% (1) Agency flow production is classified as Prime/Alt-A. (2) Amounts represent total commitments. S&P Evaluated Quarterly Production Loan Characteristics Balance ($ in millions) FICO CLTV Total Q1 08 Production $ 9,712 N/A N/A Less: FHA/VA (197) 579 91% Home equity line of credit(2)/Seconds (42) 741 74% Reverse mortgages (1,058) N/A 58% Consumer construction(2) (112) 753 70% Builder construction commitments 0 N/A N/A Commercial Real Estate (121) 743 70% Subtotal (1,530) 747 71% Total Production Evaluated by S&P LEVELS Model $ 8,182 731 71% Indymac Total Production Reconciled to Loans Evaluated by S&P LEVELS Model 88% of Q1 08 production is GSE saleable

23 NYSE: IMB Outlook for 2008

We Do Not Expect Indymac Will Return To Profitability Until The Current Decline In Home Prices Decelerates … With That Said, We Do See Continued Improvement In Our Performance And Declining Quarterly Losses For The Remainder Of 2008

($ in millions, net of tax)	2008														
	Actual			Forecast											
	Q1			Q2			Q3			Q4			Total		
New Business Model	Net Income	Capital	ROE	Net Income	Capital	ROE	Net Income	Capital	ROE	Net Income	Capital	ROE	Net Income	Capital	ROE
New Business Model Net Income Before Discontinued Business Activities & Restructuring Costs	($100)	$1,153	-35%	($20)	$852	-9%	$1	$889	1%	$4	$924	2%	($115)	$981	-12%
Restructuring Costs															
Workforce Right Sizing	(22)	-	N/A	(2)	-	N/A	-	-	N/A	-	-	N/A	(24)	-	N/A
Office Right Sizing	(16)	-	N/A	-	-	N/A	-	-	N/A	-	-	N/A	(16)	-	N/A
Commitment Fees on Terminated Financing Facilities / Other	(6)	-	N/A	-	-	N/A	-	-	N/A	-	-	N/A	(6)	-	N/A
Total Restructuring Costs	(44)	-	N/A	(2)	-	N/A	-	-	N/A	-	-	N/A	(46)	-	N/A
Discontinued Business Activities															
Warranty Cost Prior Production	(20)	15	-533%	(10)	6	-658%	(10)	6	-656%	(10)	6	-669%	(49)	6	-778%
Homebuilder Division	(13)	35	-152%	(17)	32	-216%	(13)	30	-175%	(11)	28	-149%	(54)	25	-220%
Home Equity Lending	(12)	92	-53%	(9)	79	-48%	(8)	81	-39%	(3)	84	-15%	(32)	66	-49%
Other (Including Tax Credit)	5	-	N/A	-	-	N/A	-	-	N/A	-	-	N/A	5	-	N/A
Total Discontinued Business Activities	(40)	142	-114%	(36)	117	-125%	(31)	117	-106%	(23)	118	-79%	(131)	97	-135%
Net Income	($184)	$1,295	-57%	($58)	$969	-24%	($30)	$1,006	-12%	($20)	$1,043	-8%	($292)	$1,078	-27%

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www.indymacbank.com ■ Raise your expectations.®
NYSE: IMB
24

25 NYSE: IMB We Expect That Our Mortgage Banking Business Will Be Profitable In The Second Quarter And Thereafter We Expect That Our Thrift Segment Will Become Profitable In The Third Quarter Our Overall New Business Will Be Close To Breakeven By The Fourth Quarter ($ in millions, net of tax) Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Mortgage Production ($19) $217 -35% $5 $197 10% $14 $208 27% $18 $216 34% $18 $165 11% Servicing & Retention 20 349 23% 20 268 30% 17 278 24% 19 288 26% 76 233 33% Mortgage Bank & Servicing Overhead (9) 8.4 N/A (9) 3.1 N/A (9) 3.1 N/A (9) 3.0 N/A (35) 3.4 N/A Total Mortgage Banking (7) 553 -5% 16 443 14% 22 463 19% 28 483 23% 58 382 15% Thrift (64) 668 -38% (6) 651 -4% 7 668 4% 3 684 2% (59) 527 -11% Treasury & Eliminations (3) 2 N/A (6) - N/A (5) - N/A (5) - N/A (18) 0.3 N/A Total Operating Profit (75) 1,244 -24% 4 1,119 1% 25 1,156 9% 27 1,192 9% (19) 929 -2% Corporate Overhead (25) (91.1) N/A (24) (267.4) N/A (24) (267.4) N/A (24) (267.4) N/A (96) 51.7 N/A New Business Model: Net Income Before Discontinued Business Activities & Restructuring Costs ($100) $1,153 -35% ($20) $852 -9% $1 $889 1% $4 $924 2% ($115) $981 -12% 2008 Q1 Q2 Q3 Q4 Total Actual Forecast

26 NYSE: IMB Our New Predominantly FHA/VA, GSE, Jumbo And Reverse Product Mix And Focus On Retail And Wholesale Is Forecasted To Produce $18 Million In Profits For The Year And A 12% ROE ($ in millions, net of tax) Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Retail Lending ($13) $25 -209% ($0) $31 -2% $2 $33 28% $4 $35 48% ($7) $25 -27% Wholesale Lending (7) 64 -42% (1) 37 -14% 6 46 51% 6 54 44% 4 40 10% Financial Freedom 2 107 7% 6 103 24% 5 103 21% 8 103 29% 21 82 25% Commercial Real Estate (1) 22 -24% 0 25 5% 1 25 8% 1 25 13% 0 19 2% Total Mortgage Production ($19) $217 -35% $5 $197 10% $14 $208 27% $18 $216 34% $18 $165 11% New Business Pre-tax Production Credit Costs Assumed In Above (Secondary Market Warranty Costs) $9.6 $6.5 $6.6 $6.8 $29.5 2008 Q1 Q2 Actual Forecast Q3 Q4 Total

27 NYSE: IMB Thrift Profitability Forecast Has More Potential Volatility As It Remains Difficult To Forecast Credit Losses In Existing Balance Sheet With Precision ($ in millions, net of tax) Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Investment Grade Mortgage- Backed Securities ($2) $91 -7% $18 $72 102% $14 $71 77% $15 $71 81% $45 $60 75% Non-Investment Grade & Residual Mortgage-Backed Securities (10) 129 -32% (3) 129 -10% 8 147 22% 8 159 21% 3 112 2% Total Mortgage-Backed Securities (12) 220 -22% 15 200 30% 22 219 40% 23 230 39% 47 172 28% Single Family Mortgages (41) 365 -45% (19) 378 -20% (14) 389 -14% (19) 404 -19% (93) 304 -31% Consumer Construction (11) 79 -54% (2) 71 -12% (0) 59 -3% (1) 48 -5% (14) 50 -27% Other (0) 5 -13% (0) 1 -5% 0 2 2% 0 2 3% (0) 2 -8% Total Whole Loans (52) 448 -46% (21) 451 -19% (15) 449 -13% (20) 454 -17% (107) 356 -30% Total Thrift ($64) $668 -38% ($6) $651 -4% $7 $668 4% $3 $684 2% ($59) $527 -11% Thrift Pre-tax Credit Costs Assumed In Above $187.3 $91.9 $66.8 $77.6 $423.6 $28.1 19% Forecast Q4 Normalized Credit Cost Q4 ROE with Normalized Credit Costs 2008 Q1 Q2 Q3 Q4 Total Actual

28 NYSE: IMB Discontinued Business Activities Also Have Similar Volatility Risk To The Forecast For Credit Losses Inherent In These Activities ($ in millions, net of tax) Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Net Income Capital ROE Warranty Cost Prior Production ($20) $15 -533% ($10) $6 -658% ($10) $6 -656% ($10) $6 -669% ($49) $6 -778% Homebuilder Division (13) 35 -152% (17) 32 -216% (13) 30 -175% (11) 28 -149% (54) 25 -220% Home Equity Lending (12) 92 -53% (9) 79 -48% (8) 81 -39% (3) 84 -15% (32) 66 -49% Other (Including Tax Credit) 5 0 N/A 0 0 N/A 0 0 N/A 0 0 N/A 5 0 N/A Total Discontinued Business Activities ($40) $142 -114% ($36) $117 -125% ($31) $117 -106% ($23) $118 -79% ($131) $97 -135% Discontinued Business Activities Pretax Credit Costs Assumed In Above $51.6 $52.9 $47.9 $37.9 $190.3 2008 Total Q4 Q3 Q2 Q1 Actual Forecast

If Thrift And Discontinued Operations Credit Costs Are Higher Than We Forecast, Earnings Could Be Adversely Impacted But Indymac Is Projected To Be "Well-capitalized" Unless Q2 – Q4 Thrift And Discontinued Credit Costs Double

2008 IMB Credit Forecast	Total Credit Costs (Pretax)	Thrift		Discontinued		Total Company		Projected Capital w/MSR Penalty (12/08)		Projected Capital w/o MSR Penalty (12/08)		Estimated Book Value Per Share	
		Earnings	ROE	Earnings	ROE	Earnings	ROE	Core	Total Risk-Based	Core	Total Risk-Based	Base	Adjusted [1]
($ in millions)													
1) Base	$643	($59)	-11%	($177)	-183%	($292)	-27%	7.04%	11.41%	7.11%	11.52%	$7.52	$10.36
2) 25% worse	$737	($96)	-18%	($199)	-204%	($349)	-32%	6.73%	10.88%	6.91%	11.18%	$7.12	$9.79
3) 50% worse	$831	($132)	-25%	($220)	-226%	($407)	-38%	6.42%	10.34%	6.72%	10.85%	$6.72	$9.39
4) 100% worse	$1,018	($204)	-39%	($262)	-270%	($521)	-48%	5.80%	9.28%	6.32%	10.17%	$5.92	$8.59

[1] Adjusted to exclude temporary/ unrealized fair value marks

Projected Pre-tax Credit Costs	Q1 Actuals	Q2-Q4	Total	Stress Scenarios For Thrift & Discontinued Q2-Q4: 25%	50%	100%
($ in millions)						
Production Credit Costs						
Production Credit Costs, New Production Model	$10	$20	$30*	$20	$20	$20
Thrift Credit Costs						
Provision	$96	$147	$243			
REO Losses	91	90	181			
	$187	$237	$424	$295	$354	$472
Discontinued Business Activities						
Provision	$35	$86	$121			
Warranty costs related to our prior Production Model	17	53	69			
	$52	$139	$190	$173	$208	$277
Total Credit Costs	$249	$395	$644	$488	$582	$769
Q1 08 Actuals				$249	$249	$249
Total Credit Costs				$737	$831	$1018

* We are not stressing this scenario as we believe it is already reasonably conservative given our new production model and product mix imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 29

30 NYSE: IMB Our Overriding Goal For 2008 Is To Keep Indymac Safe And Sound; With Significantly Reduced Competition We Are Confident In Our Long-term Earnings Prospects Rebuild tier 1 core and total risk-based capital ratios to 7% and 11%, respectively by year end Maintain operating liquidity commensurate with our business model and lower our cost of funds over time Mitigate the credit losses embedded in our existing balance sheet and related to our secondary market warranty claims achieve a $809 million reduction in credit costs year over year Return our mortgage production model, including Financial Freedom, to strong and solid profitability ($37 million for remaining 3 quarters of this year) by disciplined marketing, automation and standardization, and profitability management Continue to grow our servicing earnings and earn strong hedged returns

31 NYSE: IMB We Are Focused On The Fundamentals And Long-Term Success Of Our Business Model; Indymac Bank Will Be Dedicated To The Following Key Principles/Goals: 1. Ensure that every loan we make is well understood by each consumer and suitable for them 2. Become the best manager of risk in our industry. Specifically, our goals will be to: – Produce the best (credit quality) loans in the industry – Have a greater focus on the macroeconomic environment affecting our business activities and look to curtail or hedge some of our lending at various points in the cycle; and – Become more of a thrift and reduce our business with Wall Street 3. Become the low cost provider of mortgages in the industry 4. Deliver industry-leading service to our customers

32 NYSE: IMB NYSE: IMB

33 NYSE: IMB Appendix

34 NYSE: IMB Total MBS Securities $6,781 $5,995 $786 Non-agency Investment Grade MBS 12/31/07 $6,619 $5,504 $1,115 Total MBS Securities per Form 10-Q at 3/31/08 (320) (91) (229) Non-agency Non Investment Grade & Residual Securities 6,367 5,464 903 Subtotal (40) (40) - AAA Agency Securities (212) - (212) AAA Interest Only And Principal Only Securities And Prepayment Penalty Bonds $6,047 $5,373 $674 Non-agency Investment Grade MBS 3/31/08 Trading Total AFS ($ in millions)

AAA-Rated And Investment Grade Bonds Pricing Comparison

As of March 31, 2008

Trading Securities	12/31/2007	12/31/2007	3/31/2008	3/31/2008	Chg in Price	3/31 ROE scenarios		ROE based on 03/31/08 FMV (%)
Rating	FMV	Price	FMV	Price	3/31 vs 12/31	Price @ 25% ROE	Price @ 50% ROE	
AAA Securities	510,371,557	98.23	466,047,417	92.16	(6.1)	105.19	101.18	122%
AA Securities	167,012,282	85.90	149,322,617	76.96	(8.9)	104.61	98.84	162%
A Securities	71,684,926	79.33	31,969,808	68.79	(10.5)	98.04	87.31	117%
BBB Securities	36,993,348	64.02	26,348,804	48.45	(15.6)	81.00	64.83	134%
Total IG Securities	786,062,113	91.18	673,688,646	84.15	(7.0)	102.99	97.34	133%

AFS Securities	12/31/2007	12/31/2007	3/31/2008	3/31/2008	Chg in Price	3/31 ROE scenarios		ROE based on 03/31/08 FMV (%)
Rating	FMV	Price	FMV	Price	3/31 vs 12/31	Price @ 25% ROE	Price @ 50% ROE	
AAA Securities	5,543,601,602	98.78	5,003,160,464	93.03	(5.8)	103.71	100.70	164%
AA Securities	291,121,598	81.73	266,102,102	72.95	(8.8)	105.72	100.11	225%
A Securities	100,581,157	71.44	63,339,369	59.33	(12.1)	95.83	84.06	128%
BBB Securities	60,095,820	64.62	40,792,218	53.19	(11.4)	87.14	71.29	97%
Total IG Securities	5,995,400,177	96.74	5,373,394,153	90.67	(6.1)	103.48	99.99	166%

Total	12/31/2007	12/31/2007	3/31/2008	3/31/2008	Chg in Price	3/31 ROE scenarios		ROE based on 03/31/08 FMV (%)
Rating	FMV	Price	FMV	Price	3/31 vs 12/31	Price @ 25% ROE	Price @ 50% ROE	
AAA Securities	6,053,973,159	98.73	5,469,207,881	92.96	(5.8)	103.84	100.74	160%
AA Securities	458,133,880	83.20	415,424,719	74.34	(8.9)	105.33	99.67	202%
A Securities	172,266,083	74.53	95,309,177	62.20	(12.3)	96.50	85.05	125%
BBB Securities	97,089,168	64.39	67,141,022	51.22	(13.2)	84.59	68.61	112%
Total IG Securities	6,781,462,290	96.06	6,047,082,799	89.90	(6.2)	103.42	99.68	162%

Note: All ROEs are based on Risk-Based Capital

imb IndymacBank
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NYSE: IMB
35

As Expected, Non-Investment Grade And Residual Securities Increased From $272 Million To $320 Million Due To Downgrades Of Securities

03/31/08 Fair Value

	Vintage	SubPrime	HELOC	CES	Prime	Lot	Total
	Pre-2004	3,167	-	-	542	1,775	**5,484**
	2004	13,724	18,974	-	5,142	18,800	**56,641**
	2005	3,182	-	-	305	24,918	**28,404**
	2006	1	30,045	14,334	6,462	28,336	**79,179**
	2007	32,000	8,419	4,850	95,762	6,641	**147,671**
	2008	-	-	-	2,105	-	**2,105**
Higher Risk Vintage/ Products		**52,075**	**57,438**	**19,184**	**110,318**	**80,469**	**319,484** (2)
	Total 2005-2007 Vintage	35,183	38,464	19,184	102,529	59,894	255,254
	Qtr - Qtr Change (1)	*-16%*	*60%*	*36%*	*-23%*	*1%*	*-6%*

92,831 (1)
+16%

+17%

12/31/2007 Fair Value

	Vintage	SubPrime	HELOC	CES	Prime	Lot	Total
	Pre-2004	2,975	-	-	758	1,762	**5,495**
	2004	20,513	21,240	-	6,287	18,384	**66,424**
	2005	8,345	-	-	1,363	23,316	**33,024**
	2006	1	19,780	10,645	7,244	29,108	**66,778**
	2007	29,146	4,295	3,412	56,992	6,594	**100,439**
		60,980	45,316	14,057	72,645	79,164	272,162
Higher Risk Vintage/ Products	**Total 2005-2007 Vintage**	37,492	24,075	14,057	65,599	59,018	200,241
	Transfer to NIG (1)	4,307	-	-	67,375	-	71,682
	Adjusted Total	41,799	24,075	14,057	132,974	59,018	271,923

(1) Investment Grade bonds with a FMV of $71.7mm were downgraded to Non-Investment Grade during the quarter. The Qtr-Qtr Change is adjusted for this amount.

(2) Due to downgrades of investment grade securities in April, this amount is projected to increase to $411 million at June 30, 2008. The increase has been included in Indymac's forecast.

imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 36

Non-Investment Grade Securities

Q1 Non-Investment Grade Rollforward

($ in Thousands)	Prime	SubPrime	Prime HELOC	Consumer Lot	Q1 2008
Beginning Balance - 12/31/07	**$71,070**	**$43,045**	**$14,743**	**$26,890**	**$155,748**
Retained Assets	-	-	-	-	-
Purchases	3,124	-	-	-	3,124
Sales	(626)	-	-	-	(626)
Downgrades of Investment Grade Bonds	67,375	4,307	-	-	71,682
Principal Paydowns (Recoveries)	(1,084)	-	-	-	(1,084)
Accretion (Amortization)	-	1,083	-	271	1,354
Impairment	(7,020)	(4,846)	-	(911)	(12,777)
Valuation Adjustments	(24,071)	967	(816)	(1,824)	(25,744)
Ending Balance - 3/31/08	**$108,768**	**$44,556**	**$13,927**	**$24,426**	**$191,677**
% portfolio	**57%**	**23%**	**7%**	**13%**	**100%**

Q1 Non-Investment Grade Portfolio Characteristics

		Prime		Sub Prime		Prime HELOC		Consumer Lot		Total Non-Investment Grade		
	(dollars in thousands)	Mar-08	Dec-07	Mar-08	Dec-07	Mar-08	Dec-07	Mar-08	Dec-07	Mar-08	Dec-07	Mar-07
VALUATION	FMV NIG Securities	$108,767	$71,070	$44,557	$43,044	$13,927	$14,743	$24,426	$26,890	$191,677	$155,748	$110,204
	Par Value	$372,930	$263,081	$133,177	$128,006	$14,830	$28,542	$30,179	$30,179	$551,116	$449,809	$141,332
	Price	29.2%	27.0%	33.5%	33.6%	93.9%	51.7%	80.9%	89.1%	34.8%	34.6%	78.0%
	Portfolio WAC	6.8%	6.7%	8.5%	8.6%	7.8%	8.6%	9.2%	9.7%	7.6%	7.6%	8.4%
	Discount Rate	19.6	20.9	22.0	24.9	10.4	10.7	14.1	11.3	18.8	19.4	12.8
	Weighted Average Remaining Life (years)	8.2	7.4	3.8	4.0	0.9	1.8	2.3	3.2	5.9	5.2	4.1
	Weighted Average Age (years)	1.0	0.8	1.8	1.7	3.5	3.1	2.7	2.2	1.6	1.5	1.2
PREPAY	Projected Remaining Life CPR	18.447%	21.6%	33.4%	31.5%	20.6%	20.1%	35.9%	32.1%	24.3%	25.2%	37.6%
	Actual 3 month CPR in the same quarter	9.01%	8.5%	13.6%	13.2%	15.9%	26.3%	23.3%	29.7%	12.4%	12.5%	28.0%
	Projected 3 month CPR in the same quarter	24.1%	17.7%	17.7%	19.7%	18.0%	26.1%	33.4%	53.5%	23.3%	21.1%	37.5%
	Projected 3 month CPR - Forward	18.8%	24.3%	28.7%	17.6%	18.0%	22.0%	34.7%	21.8%	23.0%	22.1%	31.0%
CREDIT	Actual to date cum losses (security level)	$931	$2,292	$0	$0	$0	$0	$0	$0	$931	$2,292	$30,523
	Projected remaining life losses (security level)	$211,647	$162,242	$72,932	$80,826	$907	$13,607	$0	$0	$285,486	$256,675	$11,544
	Projected life cum losses (security level)(2)	$212,578	$164,534	$72,932	$80,826	$907	$13,607	$0	$0	$286,417	$258,967	$42,067
	Actual 3 month losses in the same quarter	$8,913	$1,881	$12,164	$5,935	$34,393	$18,363	$2,575	$159	$58,045	$26,338	$10,716
	Projected 3 month losses for the same quarter	$5,416	$4,012	$10,974	$6,702	$28,792	$11,756	$3,577	$1,130	$48,759	$23,599	$18,804
	Actual to-date cum. Losses (deal level)*	$13,721	$4,808	$55,551	$35,909	$95,395	$61,002	$2,836	$261	$167,503	$101,980	$24,247
	Projected remaining life losses (deal level)	$343,362	$223,074	$358,194	$325,138	$96,102	$125,603	$20,156	$21,936	$817,813	$695,752	$193,363
	Projected cum losses (deal level)	$357,083	$228,198	$413,745	$366,878	$191,497	$186,828	$22,991	$22,197	$985,316	$804,101	$217,610
	% Actual to-date cum losses (deal level)(3)	0.1%	0.0%	1.0%	0.9%	4.1%	2.6%	0.2%	0.0%	0.6%	0.4%	0.30%
	% Projected life cum losses (deal level)(4)	2.1%	1.4%	7.3%	7.6%	8.2%	8.0%	1.5%	1.5%	3.7%	3.2%	2.68%

Note: All historical information comes from most recent trustee statements.

(1) a. $14.4 million Prime Heloc was paid off

b. Downgrades increased losses

c. 13 bonds were downgraded from IG to NIG

(2) Due to credit enhancement, only a portion of expected losses on the deal will hit subordinated bonds owned.

(3) Actual losses as a percentage of original collateral balance.

(4) Represents actual plus remaining projected losses.

(5) One Sub Prime bond was downgraded from IG to NIG representing the $7.4 million increase in actual cumulative losses for the quarter.

imb IndymacBank

www.indymacbank.com ■ Raise your expectations.®

NYSE: IMB

37

38 NYSE: IMB Residuals Securities ($ in Thousands) Prime (1) & Sub Prime HELOC LOT Closed End 2nds Q1 2008 Beginning Balance @12/31/07 $19,511 $30,573 $52,274 $14,056 $116,414 Retained Assets - 1,202 - - $1,202 Principal Recoveries (Payments) (9,226) - (8,088) - (17,314) Accretion 829 1,771 2,844 963 $6,407 Assumption Changes - - - - $0 Impairment on AFS - (1,690) - - (1,690) Valuation Adjustments (2,045) 11,655 9,014 4,164 $22,788 Ending Balance @03/31/08 $9,069 $43,511 $56,044 $19,183 $127,807 % portfolio 7% 34% 44% 15% 100% Q1 RESIDUAL ROLLFORWARD (dollars in thousands) Mar-08 Dec-07 Mar-08 Dec-07 Mar-08 Dec-07 Mar-08 Dec-07 Mar-08 Dec-07 FMV Residual Asset $9,069 $17,936 $43,511 $30,573 $56,043 $52,274 $19,184 $14,057 $127,807 $116,414 Portfolio UPB $3,493,063 $3,740,514 $2,582,676 $2,693,499 $889,041 $946,362 $1,791,453 $1,862,794 $9,560,885 $10,080,450 Portfolio WAC 8.2% 8.6% 8.1% 9.1% 9.2% 9.6% 10.6% 10.6% 9.0% 9.4% Discount Rate 23.1% 24.4% 21.3% 21.0% 21.8% 21.8% 23.1% 23.1% 21.9% 22.2% WAL (years) 13.3 9.5 8.3 8.1 2.2 2.3 12.5 12.6 6.5 6.3 Projected Remaining Life CPR 18.7% 21.8% 19.5% 19.9% 33.5% 33.0% 18.1% 20.7% 25.5% 26.3% Actual 3-mth CPR (same qtr) 22.7% 22.6% 15.7% 19.0% 22.7% 27.9% 10.5% 8.8% 18.5% 22.4% Projected 3-mth CPR (same qrtr) 18.9% 37.1% 24.3% 26.3% 29.3% 47.3% 38.0% 28.8% 28.3% 37.9% Projected 3-mth CPR (forward) 19.9% 20.6% 27.3% 23.2% 30.6% 29.1% 49.3% 38.2% 31.7% 27.3% 90+ delinquencies (% of Current FMV) 18.8% 20.9% 6.4% 3.9% 11.7% 7.6% 17.5% 11.3% 11.2% 9.1% Actual 3-mth losses (same qrtr) $39,250 $28,563 $56,890 $31,372 $2,654 $199 $47,961 $19,940 $146,755 $80,073 Projected 3-mth losses (same qtr) $35,805 $23,221 $49,168 $15,866 $4,393 $1,492 $117,363 $90,094 $206,729 $130,673 Projected Remaining Losses $501,709 $537,136 $179,388 $230,526 $27,251 $30,062 $235,496 $271,725 $943,844 $1,069,450 Actual to Date Loss $135,076 $95,826 $137,528 $80,638 $3,018 $363 $134,284 $86,323 $409,906 $263,151 Projected Life Losses (act plus remaining) $636,785 $632,962 $316,916 $311,164 $30,268 $30,425 $369,781 $358,049 $1,353,751 $1,332,601 Actual to Date Loss (% of Orig UPB) 1.45% 1.03% 3.78% 2.21% 0.14% 0.02% 5.84% 3.75% 2.35% 1.51% Projected Life Loss (% of Orig UPB) 6.86% 6.81% 8.70% 8.54% 1.38% 1.39% 16.08% 15.57% 7.77% 7.65% Projected Rem Losses (% of Rem UPB) 14.36% 14.36% 6.95% 8.56% 3.07% 3.18% 13.15% 14.59% 10.78% 11.57% 1 FHLB (Prime) residual only included in totals. Q1 RESIDUAL PORTFOLIO CHARACTERISTICS SUBPRIME HELOC LOT CES TOTAL 1 VALUATION PREPAY Credit

We Added Reserves In Our HFI Portfolio In Response To The Increase In NPLs And Continue To Have Strong Reserve Coverage

SFR Loans Held For Investment

($ in millions) Type	3/31/2008 UPB Amounts	NPLs (UPB)	Total Credit Reserves	Total Credit Reserves to NPL
Prime	$7,319	865	230	27%
Option ARM	3,342	242	100	41%
Subprime	549	84	25	30%
HELOC	1,521	47	167	353%
Closed End Seconds	577	116	194	168%
Lots	242	12	8	67%
Reverse	8	-	-	
Other (Disc Ops)	28	5	6	123%
Total*	**$13,586**	**1,370**	**729**	**53%**

Total UPB is 13,558 when Other is excluded

SFR Loans Held For Investment

($ in millions) Type	12/31/2007 UPB Amounts	NPLs (UPB)	Total Credit Reserves	Total Credit Reserves to NPL
Prime	$6,777	626	144	23%
Option ARM	3,382	164	75	46%
Subprime	555	51	29	58%
HELOC	1,509	33	179	548%
Closed End Seconds	601	90	207	229%
Lots	284	7	2	26%
Reverse	8	-	-	0%
Other (Disc Ops)	30	5	5	58%
Total SFR	**$13,147**	**975**	**641**	**66%**

SFR Loans Held For Sale

($ in millions) Type	3/31/2008 UPB	NPLs (UPB)	Total Credit Reserves	Total Credit Reserves to NPL
Prime-Agency Eligible	$1,198	-	-	N/A
Prime-Non-Agency	508	-	0.4	N/A
Option ARM	10	-	-	N/A
Subprime	3	-	-	N/A
HELOC	-	-	-	N/A
Closed End Seconds	-	-	-	N/A
Reverse	1,077	-	-	N/A
Other	-	-	-	N/A
Total	**$2,795**	-	**0.4**	**N/A**

SFR Loans Held For Sale

($ in millions) Type	12/31/2007 UPB	NPLs (UPB)	Total Credit Reserves	Total Credit Reserves to NPL
Prime-Agency Eligible	$1,843	3	1	35%
Prime-Non-Agency	439	3	2	67%
Option ARM	280	2	0.4	17%
Subprime	-	-	-	0%
HELOC	-	-	-	0%
Closed End Seconds	-	-	-	0%
Reverse	807	-	-	0%
Other	23	-	-	N/A
Total SFR	**$3,392**	**8**	**3**	**42%**

Total Credit Reserves on HFI Portfolios, Q1 '08	
729	Total Reserve on HFI-SFR
204	ALLL on Builder Construction
30	ALLL on Consumer Construction
963	Total Reserve on all HFI

imb IndymacBank
www.indymacbank.com ■ Raise your expectations.®
NYSE: IMB
39

40 NYSE: IMB Credit Reserves Skewed To Higher CLTV 2nd Liens And Related 1sts (Piggybacks) Due To High Risk Of Defaults From Home Price Declines And 100% Assumed Loss Severity On 2nds Vintage UPB LTV Credit Reserves Reserve / Balance NPLs (UPB) Reserves / NPLs pre 2005 1,186 $ 71.0 20 $ 1.7% 72 $ 28% 2005 967 75.7 32 3.4% 182 18% 2006 2,039 76.5 124 6.1% 425 29% 2007 6,847 77.4 191 2.8% 529 36% Q1 2008 449 74.4 1 0.2% - n/a TOTAL 11,488 $ 76.3 369 $ 3.2% 1,208 $ 31% Vintage UPB CLTV Credit Reserves Reserve / Balance NPLs (UPB) Reserves / NPLs pre 2005 127 $ 75.2 10 $ 8.2% 3 $ 327% 2005 123 83.1 23 18.7% 9 269% 2006 282 86.5 87 31.0% 52 169% 2007 1,545 85.8 239 15.5% 99 243% Q1 2008 21 77.3 0.5 2.1% - n/a TOTAL 2,098 $ 85.0 361 $ 17.2% 162 $ 222% TOTAL 13,586 $ 77.7 729 $ 5.4% 1,370 $ 53% 1st Lien Loans ($ in millions) 2nd Lien Loans (HELOCs & 2nds) ($ in millions)

41 NYSE: IMB All Construction Lending At Indymac Has Been Suspended To Reduce Balances, Mitigate Loss, And Free Up Capital NPAs were $585 million (including $33 million in REO) versus $480 million at Q4 07 Loan loss provision was $15 million in Q1 08 and charge-offs were $10 million Our total allowance for loan losses is $204 million, or 35% coverage of NPAs and 19% of total book value Homebuilder Construction Consumer Construction NPAs were $145 million (including $10 million in REO) versus $84 million at Q4 07 Loan loss provision was $20 million in Q1 08 Allowance for loan losses totals $30 million, or 21% coverage of NPAs and 1% of total UPB $- $200 $400 $600 $800 $1,000 $1,200 $1,400 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 $ NPA Homebuilder Construction Loans and REO $ Allowance for Loan Losses ($ millions) 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2,400 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 ($ millions) $ NPA Consumer Construction Loans and REO $ Allowance for Loan Losses

42 NYSE: IMB 2008 Forecast Detail This Appendix contains certain forward-looking statements and a detailed forecast of the Company’s results in 2008. Please see the section entitled “Forward-Looking Statements” on page 1 of this presentation for a description of factors which may cause our actual results to differ from those anticipated.

43 NYSE: IMB Indymac Bancorp, Inc. P&L Actual Actual Actual Actual Actual Actual Projected Projected Projected Projected ($ in thousands, except per share data) Q1 2007 Q2 2007 Q3 2007 Q4 2007 FY 2007 Q1 2008 Q2 2008 Q3 2008 Q4 2008 FY 2008 Net interest income 135,070 $ 149,244 $ 142,178 $ 140,250 $ 566,742 $ 110,907 $ 101,189 $ 100,161 $ 99,283 $ 411,542 $ Provision for loan losses (10,687) (17,204) (98,279) (269,378) (395,548) (131,526) (94,671) (75,218) (62,654) (364,069) Gain on sale of loans 117,543 101,030 (251,119) (321,815) (354,360) 92,067 105,011 126,987 140,826 464,891 Securities gains (losses) (5,347) (46,347) (93,669) (294,351) (439,713) (160,298) (1) (27,552) (1) (16,674) (16,350) (220,874) Service fee income 49,187 85,618 212,929 171,519 519,253 192,894 73,177 71,035 72,099 409,205 Gain on sale of building - - 23,982 - 23,982 - - - - - Fee & other income 16,316 25,413 21,592 19,889 83,208 38,690 34,043 37,604 43,025 153,361 Net revenues 302,082 297,754 (42,386) (553,886) 3,564 142,734 191,197 243,895 276,229 854,055 Operating Expenses 214,000 230,499 231,854 231,346 907,698 315,347 263,580 269,103 272,027 1,120,057 OREO Cost 2,180 4,291 10,640 29,087 46,198 47,161 19,138 23,288 36,479 126,066 Severance Cost - - 27,634 4,216 31,850 72,450 3,300 - - 75,750 Pension Gain - (10,335) - - (10,335) - - - - - Total expenses 216,180 224,455 270,128 264,649 975,411 434,958 286,018 292,391 308,506 1,321,873 Pre-tax income 85,902 73,299 (312,514) (818,535) (971,847) (292,224) (94,821) (48,496) (32,277) (467,817) Income taxes 33,520 28,660 (122,193) (320,046) (380,059) (118,675) (36,610) (18,691) (12,385) (186,361) Net income before Preferred Dividend 52,382 $ 44,639 $ (190,321) $ (498,489) $ (591,788) $ (173,548) $ (58,211) $ (29,805) $ (19,892) $ (281,456) $ Preferred Perpetual Dividend - $ - $ 12,396 $ 10,625 $ 23,021 $ 10,625 $ - $ - $ - $ 10,625 $ Net Income for Common Share 52,382 $ 44,639 $ (202,717) $ (509,114) $ (614,809) $ (184,173) $ (58,211) $ (29,805) $ (19,892) $ (292,081) $ Diluted shares 74,305 73,976 73,134 79,139 74,261 81,177 102,938 123,777 137,174 111,371 Earnings per Common Share (EPS) 0.70 $ 0.60 $ (2.77) $ (6.43) $ (8.28) $ (2.27) $ (0.57) $ (0.24) $ (0.15) $ (2.62) $ Book Value per Share 27.93 $ 27.83 $ 24.31 $ 16.61 $ 16.61 $ 10.92 $ 8.57 $ 7.79 $ 7.52 $ 7.52 $ Book Value (w/o OCI) 18.34 $ 18.34 $ 15.56 $ 12.07 $ 10.87 $ 10.37 $ 10.37 $ Return on Common Equity 10.5% 8.6% -39.1% -115.7% -31.1% -57.2% -24.2% -11.8% -7.6% -27.1% Net interest margin 1.77% 0.00% 1.78% 1.80% 1.81% 1.51% 1.43% 1.43% 1.43% 1.45% Mortgage banking revenue margin 0.68% 0.80% -1.54% -2.14% -0.22% 1.03% 1.41% 1.61% 1.59% 1.40% Operating expenses-to-production 0.83% 1.00% 1.36% 1.88% 1.16% 3.25% 3.35% 2.96% 2.69% 3.04% Efficiency ratio 69% 71% 483% -93% 244% 115% 92% 84% 80% 92% Ending assets 29,694,339 $ 31,658,934 $ 33,732,710 $ 32,734,468 $ 32,734,468 $ 32,304,816 $ 30,202,619 $ 29,491,284 $ 29,192,852 $ 29,192,852 $ Average earning assets 31,029,598 $ 31,255,028 $ 31,694,558 $ 30,945,406 $ 31,232,186 $ 29,489,605 $ 28,551,932 $ 27,879,474 $ 27,597,352 $ 28,379,591 $ Total production 25,930,371 $ 23,023,140 $ 17,061,698 $ 12,301,175 $ 78,316,384 $ 9,712,396 $ 7,872,971 $ 9,100,078 $ 10,127,502 $ 36,812,948 $ Total mortgage production 25,569,595 22,505,375 16,815,376 12,089,373 76,979,719 $ 9,591,230 7,752,971 8,935,078 9,917,502 36,196,782 $ Total mortgage market 631,000 $ 693,000 $ 553,000 $ 463,000 $ 2,340,000 $ 565,000 $ 546,000 $ 448,000 $ 430,000 $ 1,989,000 $ Market share 4.05% 3.25% 3.04% 2.61% 3.29% 1.70% 1.42% 1.99% 2.31% 1.82% Loans sold 24,536,812 $ 20,193,577 $ 13,008,547 $ 13,424,788 $ 71,163,724 $ 9,919,946 $ 7,939,815 $ 8,436,307 $ 9,534,614 $ 35,830,682 $ % of mortgage production sold 96% 90% 77% 111% 92% 103% 102% 94% 96% 99% NPA $ 323,641 $ 515,693 $ 828,654 $ 1,509,934 $ 1,509,934 $ 2,104,479 $ 2,536,810 $ 2,698,670 $ 2,708,636 $ 2,708,636 $ NPA % of Total Assets 1.09% 1.63% 2.46% 4.61% 4.61% 6.51% 8.40% 9.15% 9.28% 9.28% Tier 1 Core Capital 2,134,810 $ 2,510,755 $ 2,482,137 $ 2,013,367 $ 2,013,367 $ 1,838,023 $ 1,901,005 $ 1,970,345 $ 2,046,905 $ 2,046,905 $ Tier 1 (Core) Capital Ratio 7.41% 8.10% 7.48% 6.24% 6.24% 5.74% 6.34% 6.72% 7.04% 7.04% Risk-Based Capital Ratio 11.28% 12.09% 11.79% 10.50% 10.50% 10.26% 10.41% 10.92% 11.41% 11.41% Tier 1 (Core) Capital Ratio (w/o punitive MSR Cap’l Treatment) 6.07% 6.58% 6.87% 7.11% 7.11% Risk-Based Capital Ratio (w/o punitive MSR Cap’l Treatment) 10.79% 10.80% 11.16% 11.52% 11.52%

Indymac Bancorp, Inc.
Balance Sheet

	Actual Dec 31, 07	Actual Mar 31, 08	Projected Jun 30, 08	Projected Sep 30, 08	Projected Dec 31, 08
Assets					
Cash and cash equivalents	$ 561,832	$ 807,944	$ 600,000	$ 500,000	$ 500,000
Interest-only securities	59,844	48,624	101,817	96,695	92,079
Residuals	112,727	125,670	139,794	141,059	142,528
Prepayment Bonds	59,147	48,884	41,032	32,680	24,177
U.S. Treasuries and other (Class L, PO, NIG)	990,825	891,961 [1]	870,730	841,478	814,130
Securities classified as trading	1,222,543	1,115,139	1,153,373	1,111,912	1,072,914
Securities available for sale	6,105,976	5,503,957	5,549,059	5,337,380	5,159,507
Total loans held for sale	3,774,675	3,324,971	2,872,358	3,351,472	3,767,427
Loans held for investment:					
SFR mortgage	11,454,673	11,964,377	10,682,558	10,587,766	10,450,005
HELOC / CES	1,459,580	1,497,698	1,772,619	1,729,082	1,687,633
Consumer construction	2,342,060	2,195,806	1,696,774	912,779	548,236
Home builder division	1,192,243	1,055,991	970,309	797,328	601,253
Other	48,633	11,793	16,157	17,839	19,281
Total loans held for investment	16,497,190	16,725,665	15,138,417	14,044,795	13,306,408
Allowance for loan losses	398,135	482,552	507,721	471,822	397,110
Net loans held for investment	16,099,055	16,243,113	14,630,696	13,572,973	12,909,298
Mortgage servicing rights	2,495,407	2,560,382	2,516,518	2,502,662	2,503,364
Investment in FHLB stock	676,077	679,010	651,077	626,077	601,077
Other assets	1,798,903	2,070,300	2,229,537	2,488,808	2,679,265
Total Assets	**$ 32,734,468**	**$ 32,304,816**	**$ 30,202,619**	**$ 29,491,284**	**$ 29,192,852**
Liabilities and shareholders' equity					
Deposits	$ 17,815,243	18,937,523	17,229,721	16,482,900	$ 16,449,983
Advances from FHLB	11,188,800	10,358,800	9,970,800	10,042,224	9,643,595
Trust Preferred	441,285	441,339	441,339	441,339	441,339
Other borrowings	211,493	192,070	172,000	152,000	132,000
Other liabilities	1,733,825	1,416,138	1,391,319	1,341,186	1,450,192
Total liabilities	31,390,646	31,345,870	29,205,179	28,459,649	28,117,109
Shareholders' equity	1,343,822	958,946	997,439	1,031,634	1,075,743
Liabilities and shareholders' equity	**$ 32,734,468**	**$ 32,304,816**	**$ 30,202,619**	**$ 29,491,284**	**$ 29,192,852**

imb IndymacBank www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 44

45 NYSE: IMB Indymac Bancorp, Inc. Business Unit Forecasted Net Income Business Unit ($ in 000s) Net Inc Equity ROE Net Inc Equity ROE Net Inc Equity ROE Net Inc Equity ROE Net Inc Equity ROE Retail Lending - West (7,055) 8,182 (347%) (907) 8,520 (43%) 690 9,027 30% 2,173 9,739 89% (5,098) 7,050 (72%) Retail Lending - East (5,822) 16,564 (141%) 718 22,839 13% 1,564 23,596 26% 2,056 25,339 32% (1,484) 17,629 (8%) Retail Lending (12,877) 24,746 (209%) (189) 31,359 (2%) 2 ,254 32,623 27% 4,229 35,077 48% (6,583) 24,679 (27%) Wholesale Lending (6,669) 64,231 (42%) (1,348) 37,541 (14%) 5 ,941 46,493 51% 5,864 53,642 43% 3,789 39,840 10% Total Mortgage Professionals (19,546) 88,977 (88%) (1,537) 68,900 (9%) 8,195 79,116 41% 10,094 88,720 45% (2,794) 64,519 (4%) Financial Freedom 1,804 106,876 7% 6,012 102,667 24% 5,398 103,527 21% 7,586 103,244 29% 20,799 82,490 25% Total Production Divisions (17,742) 195,853 (36%) 4,475 171,566 10% 13,593 182,643 30% 17,679 191,964 37% 18,005 147,009 12% Mortgage Servicing 15,203 321,526 19% 15,303 245,566 25% 10,852 251,205 17% 11,963 261,277 18% 53,321 213,136 25% Customer Retention 4,791 27,288 71% 4,887 23,211 85% 5,994 27,191 88% 6,984 27,450 101% 22,656 20,845 109% Mortgage Servicing 19,994 348,814 23% 20,190 268,777 30% 16,846 278,397 24% 18,947 288,727 26% 75,977 233,980 32% Loan Servicing Overhead (3,050) 191 (6,436)% (4,218) - N/A (3,662) - N/A (3,806) - N/A (14,736) 35 -41982% Secondary Marketing (2,660) 3,361 (318)% (2,638) 3,114 (341)% (2,637) 3,083 -340% (2,636) 3,020 -347% (10,571) 2,489 -425% Mortgage Bank Overhead (3,448) 4,847 (286)% (2,246) - N/A (2,246) - N/A (2,246) - N/A (10,186) 893 -1141% Mortgage Bank Overhead (9,158) 8,399 (439)% (9,102) 3,114 (1,176)% (8,545) 3,083 (1,103)% (8,688) 3,020 (1,145)% (35,492) 3,417 -1039% Total Consumer Mortgage Banking (6,907) 553,066 (5%) 15,563 443,457 14% 21,895 464,123 19% 27,939 483,711 23% 58,490 384,406 15% Commercial Real Estate (1,260) 21,526 (24%) 291 25,440 5% 536 25,188 8% 778 24,671 13% 344 19,244 2% Total Mortgage Banking (8,167) 574,592 (6%) 15,854 468,897 14% 22,431 489,311 18% 28,716 508,381 22% 58,834 403,650 15% Investment Grade Securities Portfolio (1,666) 90,733 (7%) 18,066 71,657 101% 13,845 71,314 77% 14,570 71,433 81% 44,816 60,225 74% Residuals & Non-investment Grade (10,405) 129,273 (32%) (3,319) 128,846 (10%) 8,074 147,631 22% 8,240 159,037 21% 2,589 112,329 2% Mortgage Backed Securities (12,071) 220,006 (22%) 14,747 200,502 30% 21,919 218,944 40% 22,810 230,471 39% 47,405 172,554 27% SFR Mortgages (41,096) 365,213 (45%) (18,747) 378,467 (20%) (14,087) 389,511 (14%) (19,074) 404,872 (19%) (93,004) 305,418 (30%) Consumer Construction Lending (10,542) 78,552 (54%) (2,048) 71,467 (12%) (456) 58,861 (3%) (642) 48,307 (5%) (13,688) 50,625 (27%) Warehouse Lending (148) 4,627 (13%) (18) 1,433 (5%) 7 1,534 2% 12 1,592 3% (147) 1,778 (8%) Thrift (63,856) 668,398 (38%) (6,066) 651,870 (4%) 7,382 668,851 4% 3,106 685,242 2% (59,435) 530,375 (11%) Consumer Bank Deposits (3,435) 1,505 (918)% (3,513) - N/A (3,517) - N/A (3,643) - N/A (14,109) 277 -5091% Treasury (2,030) - N/A (2,255) - N/A (1,850) - N/A (1,616) - N/A (7,751) - N/A Eliminations 2,825 - N/A (16) - N/A 391 - N/A 550 - N/A 3,750 - N/A Total Operating (74,663) 1,244,495 (24%) 4,003 1,120,767 1% 24,838 1,158,162 9% 27,112 1,193,624 9% (18,710) 934,303 -2% Corporate Overhead (25,132) (91,061) 111% (23,712) (269,434) 35% (23,552) (269,434) 35% (23,522) (269,434) 35% (95,918) 45,738 -210% Total Before Disc. Bus Activities (99,795) 1,153,434 (35%) (19,709) 851,333 (9%) 1,286 888,728 1% 3,591 924,190 2% (114,628) 980,041 -12% Restructure of Workforce & Occupancy (44,267) - N/A (2,016) - N/A - - N/A - - N/A (46,283) - N/A Warranty Cost on Prior Production (19,875) 14,995 -533% (9,817) 6,013 (657)% (9,797) 5,954 (655)% (9,788) 5,831 (668)% (49,276) 6,373 -773% Home Builder Construction (13,145) 34,841 (152%) (17,349) 32,343 (216%) (13,362) 30,380 (175%) (10,523) 28,096 (149%) (54,379) 24,831 (219%) Home Equity Lines of Credit (12,072) 91,670 (53%) (9,319) 78,881 (48%) (7,932) 80,927 (39%) (3,172) 84,545 (15%) (32,494) 66,501 (49%) Other (incl Tax Credit) 4,980 - N/A - - N/A - - N/A - - N/A 4,980 - N/A Total Disc. Bus Activities (84,378) 141,506 (240%) (38,502) 117,237 (132%) (31,091) 117,260 (105%) (23,482) 118,472 (79%) (177,453) 97,705 (182%) Total Company (184,173) 1,294,940 (57%) (58,211) 968,569 (24%) (29,805) 1,005,988 (12%) (19,892) 1,042,661 (8%) (292,081) 1,077,746 (27%) Q4 2008 2008 Q1 2008 Q2 2008 Q3 2008

46 NYSE: IMB Indymac Bancorp, Inc. Credit Costs and NPA Forecast ($ in thousands) CREDIT COSTS Actual Actual Provision Q1 07 Q2 07 Q3 07 Q4 07 FY 2007 Q1 08 Q2 08 Q3 08 Q4 08 FY 2008 Single Family & HELOC (Legacy & Non-Credit Impaired) 8,669 14,290 12,800 139,564 175,323 71,076 56, 871 47,418 42,354 217,719 Single Family & HELOC (Credit Impaired) - - - - - 25,000 10, 000 10,000 10,000 55,000 SFR/HELOC HFI 8,669 14,290 12,800 139,564 175,323 96,076 66, 871 57,418 52,354 272,719 Builder Construction - 1,000 78,191 97,707 176,898 15,000 20, 000 15,000 10,000 60,000 Home Construction Lending 1,403 1,693 6,750 31,657 41,503 20,000 7, 500 2,500 - 30,000 Warehouse Lending 115 96 88 - 299 - - - - - Disc Ops (MHD, HID) 500 125 450 450 1,525 450 300 300 300 1,350 Total Provision 10,687 17,204 98,279 269,378 395,548 131,526 94, 671 75,218 62,654 364,069 Net HFS Credit Losses (DQ) 24,100 36,939 124,257 71,690 256,986 877 993 1,168 1,350 4,388 Net HFS Credit Losses (Current) - - 69,717 139,369 209,086 - - - - - SMR Provison - New Sales 31,670 24,235 32,008 13,623 101,536 9,600 6, 500 6,600 6,800 29,500 SMR Provison - Supplemental - - - 131,000 131,000 15,000 15, 000 15,000 15,000 60,000 Secondary Marketing Reserve Accrual 31,670 24,235 32,008 144,623 232,536 24,600 21, 500 21,600 21,800 89,500 Resid/NIG Credit Writedowns* 10,300 20,824 72,814 208,716 312,654 44,420 15, 000 - - 59,420 REO Losses 2,000 4,290 10,639 29,087 46,016 47,161 19, 138 23,288 36,479 126,067 Total Credit Costs 78,757 103,492 407,715 862,863 1,452,827 248,584 151, 302 121,275 122,283 643,444 Forecast Actual NON-PERFORMING ASSETS Actual Portfolio Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 SFR/HELOC HFI & HFS 279,012 433,762 661,731 944,981 1,371,516 1,677,085 1,862,999 1,962,840 Builder Construction 8,981 40,055 106,089 480,157 584,867 651,554 614,758 543,217 Home Construction Lending 30,367 38,523 57,404 82,222 145,348 205,421 218,413 200,330 Warehouse Lending 1,311 474 578 - - - - Disc Ops (MHD, HID) 3,970 2,879 2,851 2,574 2,748 2,750 2,500 2,250 Total NPA 323,641 515,693 828,653 1,509,934 2,104,479 2,536,810 2,698,670 2,708,636 TOTAL ASSETS 29,694,339 31,658,934 33,732,710 32,734,468 32,304,816 30,202,619 29,491,284 29,192,852 NPA / TOTAL ASSETS 1.09% 1.63% 2.46% 4.61% 6.51% 8.40% 9.15% 9.28% Total Credit Reserves to NPAs 59.32% 48.25% 66.67% 73.93% 60.48% 44.44% 40.55% 35. 51% Forecast Actual

2007 – 2008 Actual And Forecasted Credit Reserves And Charge-offs

($ in millions)		Q1 07			Q2 07			Q3 07			Q4 07	
Reserve Type	Balance Sheet	"Reserve" Balance	Realized Credit Losses	Balance Sheet	"Reserve" Balance	Realized Credit Losses	Balance Sheet	"Reserve" Balance	Realized Credit Losses	Balance Sheet	"Reserve" Balance	Realized Credit Losses
Mortgage Banking												
1 **Held-For-Sale - Total Loans**	10,511	65	5	11,762	113	12	14,022	298	24	3,777	3	6
2 **Secondary Market Reserve**	N/A	51	15	N/A	47	28	N/A	57	22	N/A	180	23
Thrift												
3 **Held-For-Investment - Total Loans**	8,988	68	4	8,648	77	8	8,553	162	13	16,454	872	40
4 **Non-Investment Grade and Residual Securities**	381	621	17	443	698	49	416	835	91	272	1,262	80
5 **Real Estate Owned**	33	8	2	64	12	4	123	36	11	196	61	29
Total Credit "Reserves"		**$813**	**$43**		**$947**	**$101**		**$1,388**	**$160**		**$2,378**	**$179**

($ in millions)		Q1 08			Q2 08			Q3 08			Q4 08	
Reserve Type	Balance Sheet	"Reserve" Balance	Realized Credit Losses	Balance Sheet	"Reserve" Balance	Realized Credit Losses	Balance Sheet	"Reserve" Balance	Realized Credit Losses	Balance Sheet	"Reserve" Balance	Realized Credit Losses
Mortgage Banking												
1 **Held-For-Sale - Total Loans**	3,325	-	1	2,625	0.3	-	3,018	0.4	-	3,236	0.5	-
2 **Secondary Market Reserve**	N/A	188	16	N/A	185	25	N/A	177	25	N/A	169	25
Thrift												
3 **Held-For-Investment - Total Loans**	16,726	963	123	15,463	812	241	14,535	701	176	14,064	556	199
4 **Non-Investment Grade and Residual Securities**	319	1,407	156	426	1,193	279	427	1,063	130	426	951	112
5 **Real Estate Owned**	257	121	38	416	129	19	676	216	23	866	237	36
Total Credit "Reserves"		**$2,679**	**$334**		**$2,320**	**$564**		**$2,157**	**$354**		**$1,913**	**$373**

Reserves include LOCOM adjustments on loans held-for-sale, secondary marketing reserve for sold loans, allowance for loan losses and losses embedded in the determination of loans transferred from HFS on loans held for investment undiscounted losses embedded in residual valuations and secondary market accrual.

imb IndymacBank™ www.indymacbank.com ■ Raise your expectations.® NYSE: IMB 47